Exhibit 99.1

FTAC ZEUS ACQUISITION CORP. ANNOUNCES CHANGE OF SPECIAL MEETING DATE

Philadelphia, PA, Dec. 13, 2022 (GLOBE NEWSWIRE) --  FTAC Zeus Acquisition Corp. (NASDAQ:ZING) (the “Company”), a blank-check company formed for the purpose of acquiring or merging with one or more businesses, today announced that the special meeting of its stockholders (the “Special Meeting”) scheduled for Wednesday, December 14, 2022, is being postponed to Wednesday, December 21, 2022.  The Company decided to postpone the Special Meeting in light of the amount of redemption requests it received in connection with the meeting.  The Company does not anticipate proceeding with the Special Meeting or the proposals to be voted on therein if the related redemption requests would result in the Company’s trust account having a remaining balance less than approximately $125 million.

At the Special Meeting, stockholders will be asked to vote on the following proposals: (1) a proposal to approve an amendment to the Company’s amended and restated certificate of incorporation (the “Charter”) to provide the Company’s Board of Directors (the “Board”) with the right to accelerate the date by which the Company must consummate an initial business combination from May 23, 2023 (or by August 23, 2023 if the Company has executed a letter of intent, agreement in principle or definitive agreement for its initial business combination, but has not completed such business combination, by May 23, 2023) (the “Original Termination Date”), to such earlier date as determined by the Board (such date, the “Amended Termination Date”); provided that such date cannot be earlier than sixty (60) days before the Original Termination Date (the “Charter Amendment”) (the “Charter Amendment Proposal”); (2) a proposal to approve an amendment to the Investment Management Trust Agreement dated November 18, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to allow the trustee to liquidate the trust account (the “Trust Account”) established in connection with the Company’s initial public offering at such earlier time as may be determined by the Company as set forth in the Charter Amendment (the “Trust Amendment Proposal” and together with the Charter Amendment Proposal, the “Proposals”); and (3) a proposal to approve the adjournment of the Special Meeting to a later date, if necessary, under certain circumstances, including, but not limited to, for the purpose of soliciting additional proxies in favor of the Charter Amendment Proposal and Trust Amendment Proposal, in the event the Company does not receive the requisite stockholder vote to approve the Proposals.

As a result of this change, the Special Meeting will now be held at 11:00 a.m., Eastern Time, on Wednesday, December 21, 2022, via a virtual meeting link at https://www.cstproxy.com/ftaczeus/2022. Also, as a result of this change, the Company has extended the deadline for holders of the Company’s Class A common stock issued in the Company’s initial public offering to submit their shares for redemption in connection with the Proposals to Monday, December 19, 2022.

The Company plans to continue to solicit proxies from stockholders during the period prior to the Special Meeting. Only the holders of the Company’s Class A common stock and Class B common stock as of the close of business on November 8, 2022, the record date for the Special Meeting, are entitled to vote at the Special Meeting.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to the Company’s stockholder approval of the Proposals, its inability to complete an initial business combination within the required time period or, and other risks and uncertainties indicated from time to time in filings with the Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors” and other documents the Company has filed, or will file, with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Participants in the Solicitation

The Company and its directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the securityholders of the Company in favor of the approval of the Proposals. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of the Company’s directors and officers in the definitive proxy statement dated November 16, 2022 (the “Proxy Statement”), which may be obtained free of charge from the sources indicated below.

No Offer or Solicitation

This Press Release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposals. This communication shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Additional Information and Where to Find It

The Company urges investors, stockholders and other interested persons to read the Proxy Statement as well as other documents filed by the Company with the SEC, because these documents will contain important information about the Company and the Proposals. Stockholders may obtain copies of the Proxy Statement, without charge, at the SEC’s website at www.sec.gov or by directing a request to the Company’s proxy solicitor, Morrow Sodali LLC, at 333 Ludlow Street, 5th Floor, South Tower, Stamford, Connecticut 06902, ZING.info@investor.morrowsodali.com.

COMPANY CONTACT

FTAC Zeus Acquisition Corp.
info@cohencircle.com